CUSIP No. 26853E 102	Page 15 of 16 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0001 per share, of EHang Holdings Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2020.

Zhen Partners Fund II L.P.	By: By:	Zhen Partners Management (MTGP) II, L.P. its General Partner Zhen Partners Management (TTGP) II, Ltd. its General Partner

	By:	/s/ Xu Xiao Ping
	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Zhen Partners Management (MTGP) II, L.P.	By:	Zhen Partners Management (TTGP) II, Ltd. its General Partner

	By:	/s/ Xu Xiao Ping
	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Zhen Partners Management (TTGP) II, Ltd.	By:	/s/ Xu Xiao Ping
	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Zhen International Ltd	By:	/s/ Xu Xiao Ping
	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Rosy Glow Holdings Limited	By:	/s/ Xu Xiao Ping

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CUSIP No. 26853E 102	Page 16 of 16 Pages

	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Best Belief PTC Limited	By:	/s/ Xu Xiao Ping
	Name:	Xu Xiao Ping
	Title:	Authorized Signatory

Xu Xiao Ping	/s/ Xu Xiao Ping

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